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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-41314 of II-VI Incorporated of our reports dated August 6, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of II-VI Incorporated for the year ended
June 30, 1999, and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Pittsburgh, PA
August 24, 2000